                                                                    Exhibit 99.1

For Release:               Immediately

Contact:                   John D. Swift, Chief Financial Officer

                   MOHAWK INDUSTRIES, INC. ANNOUNCES RECORD

                  EARNINGS PER SHARE FOR SECOND QUARTER 2001

Calhoun, Georgia, July 16, 2001 - Mohawk Industries, Inc. (NYSE:MHK) today announced its highest quarterly earnings per share attained by the Company since its stock first publicly traded in 1992. Diluted earnings per share (EPS) in the second quarter of 2001 were a record $0.88 per share or $46,466,000 in net earnings compared to $0.87 EPS in the second quarter of 2000 or $47,203,000 in net earnings. This improvement in EPS was the result of a higher gross profit as a percent of net sales and the stock repurchase program. Net sales for the quarter decreased 3% to $828,348,000 compared to $852,808,000 for the second quarter of 2000. The sales decrease is due to continued softness in the industry and ongoing general difficult economic conditions mostly offset by growth in the hard surface products.

EPS for the first half of 2001 was $1.39 or $73,672,000 in net earnings compared to $1.47 EPS in the first half of 2000 or $81,200,000 in net earnings. Net sales for the first half of 2001 were $1,572,031,000 representing a 3% decrease from first half 2000 net sales of $1,617,891,000.

In commenting on the second quarter performance, Jeffrey S. Lorberbaum, President and CEO, stated, "We are pleased with our improved gross profit and EPS this quarter. Our improvement in the gross profit percentage results from increased manufacturing efficiencies, cost containment and improvements in manufacturing utilization. Although sales remain soft because of slow general economic conditions, we are encouraged by the continuing expansion of our marketing programs and our growth in hard surface products. We continue to invest aggressively through the addition of hard surface flooring sales force and samples as well as the positioning of increased inventory to respond to our hard surface customer needs. We were also honored to receive the 2001 Dealers' Choice Award for carpet as sponsored by Floorcovering Weekly as part of SURFACES 2001.

We are continuing with the stock repurchase program previously authorized by our Board of Directors. During the second quarter we purchased 93,800 shares of our stock, and we have purchased 8,993,000 shares since the inception of the program in September 1999. Our debt to total capitalization ratio continued to improve to 40.3% compared to 47.0% one year ago, even after considering our acquisition of Crown Crafts operations, capital expenditures, stock repurchases and hard surface investments. Our strong financial structure places us in good position to respond to future business opportunities. We will closely control our costs, working capital and capital expenditures throughout this current economic slowdown. As we look forward to the second half of the year, the economy continues to be a cause for concern. There has not been a consistent pattern of positive economic news to support a reversal in the soft economy. We will continue to closely review all alternatives for improving shareholder value during this time. Based on economic forecasts and our internal information, we believe EPS for the third and fourth quarters of 2001 will be in line with last year before extraordinary charges."

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future financial performance, business prospects, growth and operating strategies, proposed acquisitions, new products and similar matters, and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Those statements are based on assumptions regarding the Company's ability to continue to maintain its sales growth, gross margins, to control costs and improve its sales growth. These or other assumptions could prove inaccurate and therefore, there can be no assurance that the "forward-looking statements" will prove to be accurate. Forward-looking statements involve a number of risks and uncertainties. The following important factors affect the future results of Mohawk and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions generally in the carpet, rug and floorcovering markets served by Mohawk; competition from other carpet, rug and floorcovering manufacturers, raw material prices, timing and level of capital expenditures, the successful integration of acquisitions including the challenges inherent in diverting Mohawk's management attention and resources from other strategic matters and from operational matters for an extended period of time, the successful introduction of new products, including hard surface products, the successful rationalization of existing operations, and other risks identified from time to time in the Company's SEC reports and public announcements.

Mohawk is a leading producer of woven and tufted broadloom carpet and rugs for residential and commercial applications. The Company designs, manufactures and markets carpet in a broad range of colors, textures and patterns and is widely recognized through its premier brand names, some of which include "Mohawk," "Aladdin," "Bigelow," "Custom Weave," "Durkan," "Galaxy," "Harbinger," "Helios," "Horizon," "Image," "Karastan," "Mohawk Commercial," "World," and "Wunda Weve." Mohawk offers a broad line of area and washable rugs branded by Karastan, Aladdin, Newmark & James and American Rug Craftsmen and decorative throw blankets, placemats, pillows and chairpads branded by American Weavers. Mohawk also offers a complete laminate product line and distributes carpet padding and ceramic tile. The Company markets its products primarily through retailers and dealers.

                                     #####

            There will be a conference call Tuesday, July 17, 2001
            ------------------------------------------------------
                           at 11:00 AM Eastern Time
                           ------------------------
                The telephone number to call is 1-800-603-9255.
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MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Earnings Data                   Three Months Ended                        Six Months Ended
                                                     ----------------------------         ------------------------------------
(Amounts in thousands, except per share data)        June 30, 2001   July 1, 2000         June 30, 2001           July 1, 2000
                                                     -------------   ------------         -------------           ------------
Net sales                                              $   828,348        852,808             1,572,031              1,617,891
Cost of sales                                              611,628        636,926             1,177,286              1,211,446
----------------------------------------------------------------------------------   ------------------------------------------
  Gross profit                                             216,720        215,882               394,745                406,445
Selling, general and administrative expenses               133,159        126,971               257,579                251,828
----------------------------------------------------------------------------------   ------------------------------------------
  Operating income                                          83,561         88,911               137,166                154,617
Interest expense                                             8,232          9,674                17,184                 18,414
Other expense, net                                           1,574          1,215                 3,043                  1,988
----------------------------------------------------------------------------------   ------------------------------------------
  Earnings before income taxes                              73,755         78,022               116,939                134,215
Income taxes                                                27,289         30,819                43,267                 53,015
----------------------------------------------------------------------------------   ------------------------------------------
  Net earnings                                         $    46,466         47,203                73,672                 81,200
==================================================================================   ==========================================
Basic earnings per share                               $      0.89           0.88                  1.41                   1.48
==================================================================================   ==========================================
Weighted-average common shares outstanding                  52,266         53,836                52,314                 54,723
==================================================================================   ==========================================
Diluted earnings per share                             $      0.88           0.87                  1.39                   1.47
==================================================================================   ==========================================
Weighted-average common and dilutive potential common
  shares outstanding                                        52,882         54,336                52,926                 55,217
==================================================================================   ==========================================

Other Financial Information
(Amounts in thousands)

Depreciation & amortization                            $    21,076         20,944                42,019                 41,819
==================================================================================   ==========================================
Capital expenditures                                   $    14,950         16,783                26,647                 34,842
==================================================================================   ==========================================

Consolidated Balance Sheet Data
(Amounts in thousands)
                                                                                          June 30, 2001           July 1, 2000
                                                                                          -------------           ------------
ASSETS
Current assets:
  Receivables                                                                      $            392,552                396,223
  Inventories                                                                                   619,177                576,653
  Prepaid expenses                                                                               17,873                 12,820
  Deferred income taxes                                                                          66,474                 76,628
-------------------------------------------------------------------------------------------------------------------------------
    Total current assets                                                                      1,096,076              1,062,324
Property, plant and equipment, net                                                              635,558                622,902
Other assets                                                                                    116,788                118,331
-------------------------------------------------------------------------------------------------------------------------------
                                                                                   $          1,848,422              1,803,557
===============================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                                                $            236,348                 33,893
  Accounts payable and accrued expenses                                                         392,560                444,372
-------------------------------------------------------------------------------------------------------------------------------
    Total current liabilities                                                                   628,908                478,265
Long-term debt, less current portion                                                            319,456                579,603
Deferred income taxes and other long-term liabilities                                            76,589                 54,175
-------------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                                         1,024,953              1,112,043
-------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                                      823,469                691,514
-------------------------------------------------------------------------------------------------------------------------------
                                                                                   $          1,848,422              1,803,557
===============================================================================================================================

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Dates for Future Releases and Conference Calls:

                 Press Release    Conference Call

2nd Qtr. 2001    July 16          July 17         11:00 a.m. (800-603-9255)
3rd Qtr. 2001    October 15       October 16      11:00 a.m.      "
4th Qtr. 2001    February 7       February 8      11:00 a.m.      "
1st Qtr. 2002    April 15         April 16        11:00 a.m.      "

Conference call replay is (800) 642-1687 and is available for five days after the conference call. Enter conference ID number 1378718.